SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Smart Kids Group, Inc

(Exact name of registrant as specified in its charter)

Nevada	05-0554762
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton Alberta, Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-153294

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.0001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.0001 par value per share, of Smart Kids Group, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Securities” in the Registrant’s registration statement on Form S-1, which registration statement was originally filed under the Securities Act of 1933 on May 18, 2010 (Registration No. 333-166931). The original registration statement on Form S-1 and all amendments thereto can be found in its entirety on the Securities and Exchange website at www.sec.gov under Registrant’s name; such description is incorporated herein by this reference.

Item 2. Exhibits

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation of Smart Kids Group, Inc. (1)
3.2	Amended Articles of Incorporation of Smart Kids Group, Inc. (1)
3.3	Bylaws (1)
4.1	Form of Common Stock Certificate (1)

(1)     Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 1 (SEC File No.: 333-153294) filed on September 30, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: June 13, 2011

Smart Kids Group, Inc

By:       /s/ Richard Shergold
             Richard Shergold

Title:    CEO

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